EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Special Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:            Instinet Group, Inc.
	Date of Purchase:  5/17/2001
	Underwriter from whom Purchased:
                         First Boston (Credit Suisse)
	Affiliated Underwriters:
       Robertson Stephens
	Other Members of Syndicate:
	 JP Morgan/Chase Securities
	                   Deutsche Banc Alex Brown
                         Bear, Stearns & Co.
                         Merrill Lynch & Co.
                         Thomas Weisel Partners LLC
                         Salomon Smith Barney
                         WR Hambrecht & Co.
                         Banc of America Securities
                         William Blair & Co. LLC
                         CIBC World Markets Corp.
                         Dain Rauscher, Inc.
                         First Union Securities
                         Prudential Securities
                         SG Cowen Securities
                         U.S. Bancorp Piper Jaffray
	Aggregate dollar amount of purchase:
					$435,000
	Aggregate dollar amount of offering:
					$464,000,000
	Purchase price (net of fees and expenses):

	$13.98 per share
	Date offering commenced:
					5/17/2001
	Commission:			$0.52













2)	Issuer:             Instinet Group, Inc.
	Date of Purchase:   6/27/2001
	Underwriter from whom Purchased:
                          U.S. Bancorp Piper Jaffray
	Affiliated Underwriters:
        Robertson Stephens
	Other Members of Syndicate:
	                    JP Morgan/Chase Securities
	                    Banc of America Securities
                            Hambrecht & Quist
      Aggregate dollar amount of purchase:
			        $5,651,440.00
	Aggregate dollar amount of offering:
				  $114,800,000.00
	Purchase price (net of fees and expenses):
	                         $15.86 per share
	Date offering commenced:
				  6/27/2001
	Commission:	        $0.54